Exhibit 32.2

CERTIFICATIONS REQUIRED BY

RULE 13a-14(b)/15d-14(b) AND 18 U.S.C. SECTION 1350

In connection with the quarterly report of Universal Display Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Millard, Vice President and Chief Financial Officer of the Company, hereby certify, based on my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 28, 2026	By:	/s/ Brian Millard
Brian Millard
Vice President, Chief Financial Officer and Treasurer